    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 2000
                                                      REGISTRATION NO. 333-29822

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------
                           thehealthchannel.com, Inc.
             (Exact name of registrant as specified in its charter)
                              ---------------------

           DELAWARE                                    33-0728140
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)


                              ---------------------

                           thehealthchannel.com, Inc.
                       260 Newport Center Drive, Suite 250
                             Newport Beach, CA 92660
                                 (949) 631-8317
                                ----------------
    (Address of Registrant's principal executive offices, including zip code)
                              ---------------------

                            ADVISOR COMPENSATION PLAN
                            (Full title of the Plan)

                             The Company Corporation
                                1013 Centre Road
                              Wilmington, DE 19805
                                 (302) 636-5440
            (Name, address and telephone number of agent for service)
                              ---------------------

                                   COPIES TO:
                            Lawrence W. Horwitz, Esq.
                                 Horwitz & Beam
                          Two Venture Plaza, Suite 350
                                Irvine, CA 92618

                              --------------------
                Approximate Date of Proposed Sale to the Public:
   As soon as practicable after this Registration Statement becomes effective.

                              --------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
      Title of Securities            Amount to be      Proposed Maximum    Proposed Maximum       Amount of
       to be Registered               Registered      Offering Price per  Aggregate Offering   Registration Fee
                                                            Share               Price
-----------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 Par Value(1)       750,000              $0.25             $187,500             $50.00
=================================================================================================================

------------
1         Consists of 750,000 shares of common stock issuable for business development and advisory services to Lawrence W. Horwitz.

2         The registration fee is based upon the closing bid price of the Shares as of October 3, 2000 calculated pursuant to Rule 457(c).

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

      Form S-8 Item Number
          and Caption                             Caption in Prospectus
      -------------------------------------       ---------------------------
1.    Forepart of Registration Statement          Facing Page of Registration
      and Outside Front Cover Page of             Statement and Cover Page of
      Prospectus                                  Prospectus

2.    Inside Front and Outside Back               Inside Cover Page of Prospectus
      Cover Pages of Prospectus                   and Outside Cover Page of Prospectus

3.    Summary Information, Risk Factors           Not Applicable
      and Ratio of Earnings to Fixed Charges

4.    Use of Proceeds                             Not Applicable

5.    Determination of Offering Price             Not Applicable

6.    Dilution                                    Not Applicable

7.    Selling Security Holders                    Sales by Selling Security Holder

8.    Plan of Distribution                        Cover Page of Prospectus and Sales
                                                  by Selling Security Holder

9.    Description of Securities to be             Description of Securities;
      Registered

10.   Interests of Named Experts and              Legal Matters
      Counsel

11.   Material Changes                            Not Applicable

12.   Incorporation of Certain Information        Incorporation of Certain
      by Reference                                Documents by Reference

13.   Disclosure of Commission Position           Indemnification of Directors
      on Indemnification for Securities           and Officers; Undertakings
      Act Liabilities


                             DATED: OCTOBER 10, 2000

                                     PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant incorporates the following documents by reference in the registration statement:

         The Company's Quarterly Report on Form 10-QSB filed for the quarter ended June 30, 2000, the Company's Quarterly Report on Form 10-QSB filed for the quarter ended March 31, 2000, the Company's Annual Report on Form 10-KSB filed for the year ended December 31, 1999 and the description of the Company's Common Stock contained in the Company's Form SB-2 dated August 31, 2000

         All other documents filed in the future by Registrant after the date of this Registration Statement, under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's Bylaws and the Delaware Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

         The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages to the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         5 Opinion of Horwitz & Beam, consent included, relating to the issuance of the shares of securities pursuant to the Retainer Agreement

         23.1 Consent of Horwitz & Beam (contained in their opinion set forth as Exhibit 5)

         23.2     Consent of Stonefield Josephson, Inc.

Item 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on October 10, 2000.


                                       thehealthchannel.com, Inc.



                                       /s/ DONALD J. SHEA
                                       -----------------------------------
                                       By: Donald J. Shea
                                       Its: President, Chief Executive
                                       Officer, Director

                                       /s/  THOMAS P. LONERGAN
                                       -----------------------------------
                                       By: Thomas P. Lonergan
                                       Its: Executive Vice President, Chief
                                       Operating Officer, Chief Financial
                                       Officer, Secretary, Director